                                                                     Exhibit 2.1


                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                          UNIVERSAL MUSIC GROUP, INC.


                          UNIVERSAL ACQUISITION CORP.


                                      and


                                EMUSIC.COM INC.


                           Dated as of April 6, 2001

                               TABLE OF CONTENTS

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                                   ARTICLE I
                             THE OFFER AND MERGER

Section 1.1    The Offer................................................   1
Section 1.2    Company Actions..........................................   3
Section 1.3    Directors................................................   4
Section 1.4    The Merger...............................................   5
Section 1.5    Effective Time...........................................   6
Section 1.6    Closing..................................................   6
Section 1.7    Directors and Officers of the Surviving Corporation......   6
Section 1.8    Stockholders' Meeting....................................   6
Section 1.9    Merger Without Meeting of Stockholders...................   7

                                  ARTICLE II
                           CONVERSION OF SECURITIES

Section 2.1    Conversion of Capital Stock..............................   7
Section 2.2    Exchange of Certificates.................................   8
Section 2.3    Dissenting Shares........................................   9
Section 2.4    Company Stock Plans and Warrants.........................  10

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1    Corporate Organization...................................  11
Section 3.2    Capitalization...........................................  12
Section 3.3    Authority................................................  13
Section 3.4    Consents and Approvals; No Violations....................  13
Section 3.5    SEC Documents; Undisclosed Liabilities...................  14
Section 3.6    Broker's Fees............................................  15
Section 3.7    Absence of Certain Changes or Events.....................  15
Section 3.8    Legal Proceedings........................................  15
Section 3.9    Compliance with Applicable Law...........................  16
Section 3.10   Company Information......................................  16
Section 3.11   Employee Matters.........................................  16
Section 3.12   Environmental Matters....................................  17
Section 3.13   Takeover Statutes........................................  18
Section 3.14   Properties...............................................  18
Section 3.15   Tax Returns and Tax Payments.............................  18
Section 3.16   Intellectual Property....................................  19
Section 3.17   Material Agreements......................................  21
Section 3.18   Label and Artist Contracts...............................  22
Section 3.19   Insurance................................................  22
Section 3.20   Affiliate Transactions...................................  22
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                               TABLE OF CONTENTS
                                  (continued)

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Section 3.21     Absence of Indemnifiable Claims, etc.....................  22
Section 3.22     No Undisclosed Liabilities...............................  23

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.1      Corporate Organization...................................  23
Section 4.2      Authority................................................  23
Section 4.3      Consents and Approvals: No Violation.....................  23
Section 4.4      Broker's Fees............................................  24
Section 4.5      Purchaser's Operation....................................  24
Section 4.6      Parent or Purchaser Information..........................  24
Section 4.7      Financing................................................  24
Section 4.8      Stock Ownership..........................................  25
Section 4.9      Purchaser Capitalization.................................  25


                                   ARTICLE V
                                   COVENANTS

Section 5.1      Conduct of Businesses Prior to the Effective Time........  25
Section 5.2      No Solicitation..........................................  27
Section 5.3      Publicity................................................  29
Section 5.4      Notification of Certain Matters..........................  29
Section 5.5      Access to Information....................................  30
Section 5.6      Further Assurances.......................................  30
Section 5.7      Indemnification..........................................  31
Section 5.8      Option to Acquire Additional Shares......................  31
Section 5.9      Legal Opinion............................................  32
Section 5.10     Additional Agreements....................................  32

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

Section 6.1      Conditions to Each Party's Obligation To Effect the
                  Merger..................................................  32
Section 6.2      Conditions to Obligations of Parent and Purchaser to
                  Effect the Merger.......................................  33

                              ARTICLE VII
                              TERMINATION

Section 7.1      Termination..............................................  33
Section 7.2      Effect of Termination....................................  35
Section 7.3      Termination Fee; Expenses................................  35
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                               TABLE OF CONTENTS
                                  (continued)

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                                 ARTICLE VIII
                                 MISCELLANEOUS

Section 8.1    Amendment and Modification................................   36
Section 8.2    Extension; Waiver.........................................   36
Section 8.3    Nonsurvival of Representations and Warranties.............   36
Section 8.4    Notices...................................................   36
Section 8.5    Counterparts..............................................   37
Section 8.6    Entire Agreement; Third Party Beneficiaries...............   37
Section 8.7    Severability..............................................   37
Section 8.8    Governing Law.............................................   38
Section 8.9    Assignment................................................   38
Section 8.10   Headings; Interpretation..................................   38
Section 8.11   Enforcement...............................................   38
Section 8.12   Guaranty by Parent........................................   38

Exhibit A:   Stockholders Agreement

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 6, 2001, by and among UNIVERSAL MUSIC GROUP, INC., a California corporation ("Parent"), UNIVERSAL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and EMUSIC.COM INC., a Delaware corporation (the "Company").

          WHEREAS, the Board of Directors of Parent, the Board of Directors of Purchaser, and the Board of Directors of the Company have approved, and determined that it is in the best interests of their respective companies and stockholders to consummate, the transactions provided for herein; and

          WHEREAS, Parent and Purchaser have proposed acquiring all of the outstanding shares of Common Stock, par value $0.001 per share, of the Company (the "Shares" or the "Company Common Stock") at a price of $0.57 per Share in cash; and

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer (as defined herein) and the Merger (as defined herein); and

          WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Purchaser's willingness to enter into this Agreement, Parent and Purchaser have entered into a Stockholders Agreement, dated as of the date hereof, the form of which is attached as Exhibit
                                                                         -------
A hereto (the "Stockholders Agreement"), with the stockholders named therein
-
(the "Stockholders"), pursuant to which each Stockholder has, among other things, (1) agreed to tender all Shares owned by such Stockholder pursuant to the Offer, (2) granted to Parent an option to purchase all of the Shares owned by such Stockholder, and (3) agreed to vote all Shares beneficially owned by such Stockholder in favor of the Merger and this Agreement and against any Takeover Proposal (as defined herein), in each case subject to and on the conditions set forth therein.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                             THE OFFER AND MERGER

          Section 1.1  The Offer.
                       ---------

               (a) Provided this Agreement shall not have been terminated in accordance with Section 7.1 and no event set forth in Annex A hereto shall have occurred and be continuing, as promptly as practicable (but in no event later than ten (10) business days after the public announcement of the execution hereof), the Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ) an offer (the "Offer") to purchase for cash all of the

Shares at a price of $0.57 per Share, net to the seller in cash (such price, or such other price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to reduction only for any applicable federal back-up withholding or stock transfer taxes payable by such seller; provided,
                                                                    --------
however, that Parent may designate another wholly owned, direct or indirect
-------
subsidiary of Parent as the bidder (within the meaning of Rule 14d-1(g) under the Exchange Act) in, and at the commencement of, the Offer, in which case reference herein to Purchaser shall be deemed to apply to such subsidiary, as appropriate. The Company shall not tender Shares held by it or by any of its subsidiaries pursuant to the Offer. The Purchaser shall, and Parent shall cause the Purchaser to, on the terms and subject to the prior satisfaction or waiver of the conditions to the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law.

          (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto and providing for an initial expiration date (the "Expiration Date", which term shall also indicate any later date to which the Offer is extended in accordance with this Agreement) of twenty (20) business days (as defined in Rule 14d-1 under the Exchange Act) from the date of commencement of the Offer. The Purchaser shall not, and Parent shall cause the Purchaser not to, decrease the Offer Price or decrease the number of Shares sought in the Offer, amend the conditions to the Offer set forth in Annex A or impose conditions to the Offer in addition to those set forth in Annex A, without the prior written consent of the Company. The Purchaser may, without the consent of the Company, (A) extend the Offer for the shortest time periods which it reasonably believes are necessary, in one or more such periods, but in no event more than an additional fifteen (15) business days if Parent and Purchaser are not in material breach of this Agreement and if any condition to the Offer is not satisfied or waived and such condition is reasonably capable of being satisfied and (B) if, on the Expiration Date, the Shares validly tendered and not withdrawn pursuant to the Offer is less than eighty percent (80%) of the outstanding Shares (on a fully diluted basis, as such term is defined in Annex
A), (1) extend the Offer for up to ten (10) business days, or (2) provide a subsequent offering period of up to ten (10) business days in accordance with Rule 14d-11 of the Exchange Act, in each case notwithstanding that all the conditions to the Offer were satisfied as of the date such extension or subsequent offering period, as the case may be, is announced. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

          (c) On the date the Offer is commenced, Parent and Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO shall contain or shall incorporate by reference the Offer to Purchase and a form of letter of transmittal and summary advertisement (the Schedule TO, the Offer to Purchase and related letter of transmittal and related summary advertisement, together with any amendments and supplements thereto, collectively the "Offer Documents"). The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent and Purchaser shall further take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect prior to the Expiration Date and the Purchaser further shall take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment upon the Offer Documents (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC. In addition, Parent shall, and shall cause the Purchaser to, provide the Company and its counsel in writing with any comments that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by Parent, Purchaser or their counsel.

          (d) Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

     Section 1.2  Company Actions.
                  ---------------

          (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) its Board of Directors, at a meeting duly called and held, has (A) approved this Agreement (including all terms and conditions set forth herein) and the transactions contemplated hereby, including the Offer and the Merger (as defined in Section 1.4) (collectively, the "Transactions"), (B) determined that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and (C) recommended that the Company's stockholders accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, that such recommendation may
                                         --------
be withdrawn, modified or amended as provided in Section 5.2(b) and (ii) Allen & Company Incorporated (the "Financial Advisor") has delivered to the Company's Board of Directors its written opinion that as of the date hereof the consideration to be received by the holders of Company Common Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by the Financial Advisor to permit the inclusion of the fairness opinion referenced in clause (ii) above (including a description thereof) in the Offer Documents. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of its Board of Directors described in clause (i) above.

          (b) Concurrently with the commencement of the Offer or as promptly thereafter as practicable, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall contain the recommendation referred to in Section 1.2 (a) hereof. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser for inclusion in the Schedule 14D-9. The Company further shall take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws, and shall mail such Schedule 14D-9 to the stockholders of the Company promptly after commencement of the Offer, together with the initial mailing of the Offer to Purchase. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC. In addition, the Company shall provide Parent, the Purchaser and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by the Company or its counsel.

          (c) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish Parent with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company.

     Section 1.3  Directors.  Promptly upon the purchase by Purchaser of Shares
                  ---------
pursuant to the Offer, and from time to time thereafter as Shares are acquired by Purchaser, Parent or their affiliates, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors of the Company equal to that number of directors which equals the product of the total number of directors on the Board of Directors of the Company (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser or any of their affiliates (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its subsidiaries) bears to the total number of shares of Company Common Stock then issued and outstanding. If, and at such times as, requested by Purchaser, the Company will use its best efforts to cause each committee of the Board of Directors of the Company and the Board of Directors of each subsidiary of the Company to include persons designated by Purchaser constituting the same percentage of each such committee and the Board of Directors of each subsidiary of the Company as Purchaser's designees are of the Board of Directors of the Company. The Company shall, upon request by Purchaser, promptly increase the size of the Board of Directors of the Company as is necessary to enable Purchaser's designees to be elected to the Board of Directors of the Company in accordance with the terms of this Section
1.3 and shall cause Purchaser's designees to be so elected; provided, however,
                                                            --------  -------
that, if Purchaser's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time (as hereinafter defined) the Board of Directors of the Company shall have at least two (2) directors who are directors on the date hereof and who are neither officers of the Company nor designees, stockholders, affiliates or associates (within the meaning of the federal securities laws) of Parent (one or more of such directors, the "Independent Directors"); provided further, that if less than two (2) Independent Directors remain, the remaining Independent Director (if any) or if no Independent Directors remain, the other directors, shall designate persons to fill the vacancies who shall not be either officers of the Company or designees, shareholders, affiliates or associates of Parent, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall promptly take all action necessary pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3 and shall include in the
Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 1.3. Parent and Purchaser will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Notwithstanding anything in this Agreement to the contrary, during the period after the election of directors designated by Purchaser pursuant to this Section
1.3 but prior to the Effective Time, the Board of Directors of the Company shall delegate to a committee of the Board of Directors of the Company comprised solely of the Independent Directors (the "Committee") the sole responsibility for (i) the amendment or termination of this Agreement (in either case in accordance with this Agreement) on behalf of the Company, but excluding a termination pursuant to Section 7.1(c)(ii) hereof, which is not delegated, (ii) the waiver of any of the Company's rights or remedies hereunder, (iii) the extension of the time for performance of Parent's or Purchaser's obligations hereunder, or (iv) the assertion or enforcement of the Company's rights under this Agreement to object to (a) a failure to consummate the Merger for a failure of the condition set forth in Section 6.2 to be satisfied or (b) a termination of this Agreement under Section 7.1(d)(iii).

     Section 1.4  The Merger. Subject to the terms and conditions of this
                  ----------
Agreement and the provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.5 hereof), the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") under the name "EMusic.com Inc." and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. After the Effective Time,
(x) the certificate of incorporation of the Company shall be amended as desired by Parent and as so amended shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by law and such certificate of incorporation, (y) the bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter amended as provided by law, the certificate of incorporation and such bylaws. The Merger shall have the effects set forth in the DGCL.

     Section 1.5  Effective Time.  Parent, Purchaser, and the Company shall
                  --------------
cause an appropriate Certificate of Merger or Certificate of Ownership and Merger, as applicable (in either case, the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such later time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 1.6  Closing.  The closing of the Merger (the "Closing") shall take
                  -------
place at 10:00 a.m., on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the fourth business day, after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, Los Angeles, California 90071, unless another date or place is agreed to in writing by the parties hereto.

     Section 1.7  Directors and Officers of the Surviving Corporation.  The
                  ---------------------------------------------------
directors of the Purchaser and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

     Section 1.8  Stockholders' Meeting.
                  ---------------------

          (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer and, if later, the expiration of any subsequent offering period under
Section 1.1(b) hereof;

               (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

               (iii) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement, unless such recommendation has been withdrawn, or as such recommendation has been modified or amended, in each case in accordance with the provisions of this Agreement.

          (b) Parent shall provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

     Section 1.9  Merger Without Meeting of Stockholders.  In the event that
                  --------------------------------------
Parent, the Purchaser and/or any other subsidiary of Parent, shall acquire at least ninety percent (90%) of the then-outstanding shares of Company Common Stock, pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 (in lieu of Section 251) of the DGCL.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

     Section 2.1  Conversion of Capital Stock. As of the Effective Time, by
                  ---------------------------
virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or of the common stock, par value $.0l per share, of the Purchaser (the "Purchaser Common Stock"):

          (a)  Purchaser Common Stock. Each issued and outstanding share of the
               ----------------------
Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.0l per share, of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Parent-Owned Stock.  All
               -----------------------------------------------------
shares of Company Common Stock that are owned by the Company as treasury stock, all shares of Company Common Stock owned by any subsidiary of the Company and any shares of Company Common Stock owned by Parent, the Purchaser or any other wholly owned subsidiary of Parent shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)  Conversion of Outstanding Shares. Each issued and outstanding
               --------------------------------
share of Company Common Stock, other than Shares to be canceled in accordance with Section 2.1(b) hereof and any Dissenting Shares (as defined in Section 2.3 hereof), shall be converted into the right to receive the Offer Price in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof. All such shares of

Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 2.2 hereof, without interest.

     Section 2.2    Exchange of Certificates.
                    ------------------------

               (a)  Paying Agent.  Parent shall designate a bank or trust
                    ------------
company (the "Paying Agent") reasonably acceptable to the Company to make the payments of the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) hereof. When and as needed, Parent shall make available to the Paying Agent such funds for timely payment hereunder. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to Parent.

               (b)  Exchange Procedures.  As promptly as practicable after the
                    -------------------
Effective Time but in no event more than ten (10) days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (e), below) for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

               (c)  Transfer Books; No Further Ownership Rights in Company
                    ------------------------------------------------------
Common Stock. At the Effective Time, the stock transfer books of the Company
------------
shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such

Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

               (d)  Return of Funds; No Liability. At any time following 180
                    -----------------------------
calendar days after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (e)  Withholding Taxes.  If so specified in the Offer Documents,
                    -----------------
Parent, the Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Offer or Merger such amounts as Parent, the Purchaser, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder (the "Code") or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Purchaser, the Surviving Corporation or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the deduction and withholding was made.

        Section 2.3  Dissenting Shares. Notwithstanding any provision of this
                     -----------------
Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.3, if this Agreement is terminated prior to the Effective Time, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent (i) prompt written notice of any demands received by the Company for appraisals of, or payment of the fair value for, shares of Dissenting Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

       Section 2.4  Company Stock Plans and Warrants.
                    --------------------------------

               (a)  Stock Option Plans.
                    ------------------

                    (i) The Company shall use its best efforts to cause each holder of an outstanding option to purchase Company Common Stock (an "Option") granted under the Company Benefit Plans (as defined herein), each as amended (collectively, the "Option Plans"), whether or not then exercisable or vested, which Option has an exercise price per Share lower than the Offer Price, to execute, prior to and effective conditionally at the expiration of the Offer, an agreement in the form approved by Parent and the Company (the "Option Cash-Out Agreement") providing that such option be cancelled as of the consummation of the Offer, and such holder be entitled to receive from the Company (or, at Parent's option, Parent) upon consummation of the Offer, in respect of each Share subject to such Option, an amount in cash equal to the excess of the Offer Price over the exercise price per Share thereof (such payment to be net of applicable withholding taxes); provided, however, that with respect to any
                               --------  -------
person subject to Section 16(a) of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. With respect to any such holder who does not execute an Option Cash-Out Agreement prior to the consummation of the Offer with respect to an Option with an exercise price per Share lower than the Offer Price and with respect to any holder of an Option which has an exercise price per Share equal to or greater than the Offer Price, such holder's Options shall, if not theretofore exercised, terminate at the time provided by the terms thereof, but in no event later than the Effective Time.

                    (ii) The Option Plans shall terminate at the time provided by the terms thereof, but in no event later than the Effective Time, and, except as contemplated in Section 2(b) below, all rights under any provision of any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary of the Company shall be terminated. The Company shall take all actions necessary to ensure that, upon termination of the Option Plans as provided in the immediately preceding sentence, no person shall have any right under the Option Plans or, except as contemplated in Section 2(b) below, any other plan, program, agreement or arrangement with respect to equity securities of the Company, or any direct or indirect subsidiary of the Company. The Company shall take all such steps as may be required to cause the transactions contemplated by this Section 2.4 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                    (iii) The Company hereby represents and warrants that all Option Plans provide, or have been or will be amended to provide, for the actions described in Section 2.4(a)(i) and 2.4(a)(ii) hereof.

               (b)  Warrants. Parent and the Company shall take all actions
                    --------
necessary to provide that no later than the Effective Date (i) the outstanding Warrants to purchase 3,386,017 shares of Company Common Stock that are designated on Section 3.2(d) of the Company Disclosure Schedule as "terminable" shall terminate on the Effective Date, and (ii) the Company shall assume the obligations of the Company under the Warrants to purchase 4,225,085 shares of Company Common Stock that are designated on Section 3.2(d) of the Company Disclosure Schedule as "assumable"; provided, however, that with respect to any
                                    --------  -------
person subject to Section 16(a) of the Exchange Act, any amount payable to holders of Warrants shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except a set forth in the corresponding sections of the disclosure schedule, dated the date hereof, delivered by the Company to Parent and Purchaser at or prior to delivery of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Purchaser as follows:

          Section 3.1 Corporate Organization. Each of the Company and its
                      ----------------------
subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on the Company ("Company Material Adverse Effect"). As used in this Agreement, the term "Material Adverse Effect" means, with respect to a party, a material adverse effect on the business, operations, properties, liabilities or condition (financial or otherwise) of such party and its subsidiaries taken as a whole or a material adverse effect on the party's ability to consummate the transactions contemplated hereby; provided, that, a
                                                            --------
"Material Adverse Effect" when determined with respect to the Company shall not include any of the following or any combination of the following: any change or effect that would not otherwise be or cause a breach of any representation, warranty or covenant made by the Company in this Agreement and that results from or is attributable to (A) an adverse change in the operations or operating results of the Company or any subsidiary, which change is consistent with the adverse changes in the operations and operating results of the Company and its subsidiaries over the twelve (12) months preceding the date hereof or (B) the announcement or pendency of this Agreement or the transactions contemplated hereby. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries. The copies of the Certificate of Incorporation and Bylaws of the Company (the "Company Charter" and "Company Bylaws"), as most recently filed with the Company's SEC Documents (as hereinafter defined), are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          Section 3.2  Capitalization.
                       --------------

               (a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, par value $0.001 per share, and (ii) 20,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock") of the Company. At the date hereof, (A) there were 43,202,110 shares of Company Common Stock issued and outstanding, (B) 13,203,224 shares of Company Common Stock issuable upon the exercise of outstanding Options pursuant to the Option Plans, (C) 7,391,514 shares of Company Common Stock issuable upon exercise of outstanding warrants ("Warrants"), and (D) no shares of Preferred Stock issued or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are not and, as of the Effective Time there will not be, any shares of capital stock issued and outstanding or any subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any Company Common Stock. The Company represents and warrants that the Company's 1999 Employee Stock Purchase Plan has been terminated, and no party has any right thereunder to acquire equity securities of the Company.

               (b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Company's subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such subsidiary.

               (c)  Disclosed in Section 3.2(c) of the Company Disclosure
Schedule is a true and complete list of all outstanding Options, the exercise price therefor, and the holder thereof.

               (d)  Disclosed in Section 3.2(d) of the Company Disclosure
Schedule is a true and complete list of all outstanding Warrants, the exercise price therefor, and the holder thereof.

          Section 3.3  Authority.
                       ---------

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject only to obtaining the approval of holders of a majority of the shares of Company Common Stock prior to the consummation of the Merger in accordance with Section 251 of the DGCL and the Company Charter. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and, except, to the extent required, for obtaining the approval of its stockholders as contemplated by Section 1.8 hereof and as required by the DGCL and the Company Charter, no other corporate action on the part of the Company is necessary for the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally or (ii) general principles of equity.

                  (b) The Board of Directors of the Company has approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement by the Company.

          Section 3.4  Consents and Approvals; No Violations.
                       -------------------------------------

                  (a) Except for (i) the filing with the SEC of the Offer Documents and, if necessary, of the Proxy Statement, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) if necessary, the adoption of this Agreement by the requisite vote of the stockholders of the Company and (iv) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Securities Act, no consents or approvals of, or filings, declarations or registrations with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), are necessary for the consummation by the Company of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

                  (b) Neither the execution and delivery of this Agreement by the Company nor the compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter or Company Bylaws or any of the similar organizational documents of any of its subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) and the authorization hereof by the Company's stockholders are duly obtained in accordance with the DGCL, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the

Company or any of its subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          Section 3.5  SEC Documents; Undisclosed Liabilities.  Since June 30,
                       --------------------------------------
2000, the Company has filed all required reports, schedules, forms and registration statements with the SEC since the date on which it was required to do so (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including, without limitation, any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the "SEC Financial Statements"), as of their respective dates, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since June 30, 2000, neither the Company nor any of its subsidiaries, has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of June 30, 2000 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement,
(iii) as incurred after June 30, 2000 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since June 30, 2000 (the "Recent SEC Documents"), or (v) as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. If, at any time prior to the Effective Time, the Company shall obtain knowledge of any facts with respect to itself, any of its officers or directors or any of its subsidiaries that would require the supplement or amendment to any of the foregoing documents in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to comply with applicable laws, such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company, and in the event Parent or Purchaser shall advise the Company as to its obtaining knowledge of any facts that would make it necessary to supplement or amend any of the foregoing documents, the Company shall promptly amend or supplement such document, and such amendment or supplement shall be promptly filed with the SEC, and as required by law disseminated to the stockholders of the Company.

          Section 3.6  Broker's Fees.  Except for the services of Allen &
                       -------------
Company Incorporated, neither the Company nor any subsidiary of the Company nor any of their respective officers or directors on behalf of the Company or such subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby.

          Section 3.7  Absence of Certain Changes or Events.  Except as set
                       ------------------------------------
forth in the Recent SEC Documents, since June 30, 2000, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:
(i) any event that, individually or in the aggregate, has had or could reasonably be expected to have in the future a Company Material Adverse Effect,
(ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any shares of capital stock or securities of the Company by the Company, (iii) any material damage or loss to any material asset or property, whether or not covered by insurance, (iv) any change by the Company in accounting principles or practices,
(v) any revaluation by the Company of any of its material assets or liabilities, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business,
(vi) any entry by the Company or any of its subsidiaries into any commitment or transactions material to the Company and its subsidiaries taken as a whole (other than commitments or transactions entered into in the ordinary course of business), (vii) any increase in or establishment of any Company Benefit Plan (as defined in Section 3.12), or any other increase in the compensation payable or to become payable to any present or former directors or officers, or any employment, consulting or severance agreement or arrangement entered into with any such present or former directors, officers or employees of the Company or any of its subsidiaries, or (viii) any amendment (including any amendment of the exercise or other price to be paid in connection therewith) or cancellation of any rights, warrants, option, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its subsidiaries. Since June 30, 2000, neither the Company nor any of its subsidiaries has taken, or failed to take, any action that would have constituted a breach of Section 5.1 hereof had the covenants therein applied since that date.

          Section 3.8  Legal Proceedings.
                       -----------------

                  (a) There is no action, suit or proceeding, claim, arbitration or investigation pending or, to the Company's knowledge, threatened in writing against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries is a party to any action, suit or proceeding, arbitration or investigation, which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, as reasonably determined by Parent.

               (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its subsidiaries or the assets of the Company or any of its subsidiaries which, when aggregated with all other such injunctions, orders, judgments, decrees and restrictions, would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.9   Compliance with Applicable Law.  The Company and each of
                        ------------------------------
its subsidiaries hold all material licenses, franchises, permits and authorizations from any Governmental Entity necessary for the lawful conduct of their respective businesses as presently conducted and are in compliance with the terms thereof, except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, when aggregated with all other such failures or noncompliance, reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of, or has received notice of, any material violations of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its subsidiaries, which, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

          Section 3.10  Company Information.  The information relating to the
                        -------------------
Company and its subsidiaries to be provided by the Company for inclusion in the Proxy Statement, if any, or the Offer Documents, or in any other document filed with any other Governmental Entity in connection herewith at the respective times filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the shares of Company Common Stock, at the time of the Special Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

          Section 3.11  Employee Matters.
                        ----------------

                  (a) Disclosed in Section 3.11 of the Company Disclosure Schedule are all employment, severance, bonus, change-in-control, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its ERISA Affiliates (as defined below), for the benefit or welfare of any director, officer, employee or former employee of the Company or any of its ERISA Affiliates (such plans and arrangements being collectively the "Company Benefit Plans"). Each of the Company Benefit Plans is in material compliance with all applicable laws including ERISA and the Code except where such noncompliance could not reasonably be expected to have a Company Material Adverse Effect. The Internal Revenue Service has determined that each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and the Company is aware of no event occurring after the date of such determination that would adversely affect such determination. The liabilities accrued under each such plan are reflected on the latest balance sheet of the Company included in the Recent SEC Reports in accordance with GAAP. No condition exists that is reasonably likely to subject the Company or any of its subsidiaries to any direct or indirect liability under Title IV of ERISA or to a civil penalty under Section 502(j) of ERISA or liability under Section 4069 of ERISA or 4975, 4976, or 4980B of the Code or the loss of a federal tax deduction under Section 280G of the Code or other liability with respect to the Company Benefit Plans that could reasonably be expected to have a Company Material Adverse Effect and that is not reflected on such balance sheet. There are no pending or, to the Company's knowledge, threatened, claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto, except where such claims could not reasonably be expected to have a Company Material Adverse Effect. "ERISA Affiliate" means, with respect to any person, any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of
Section 4001(a)(15) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               (b) Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement or other contract or understanding with a labor union or labor organization. Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, (ii) to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries or (iii) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to such employees.

          Section 3.12  Environmental Matters.  There are no legal,
                        ---------------------
administrative, arbitral or other proceedings, claims, actions, causes of action, required environmental remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which liability or obligation would have or would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, during or prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property, or
(iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Company Material Adverse Effect.

          Section 3.13  Takeover Statutes.  The Company has taken all actions
                        -----------------
necessary such that neither the restrictions set forth in Section 203 of the DGCL nor any restrictive provision of any other "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the governing documents of the Company is, or at the Effective Time will be, applicable to the Company, Parent, the Purchaser, the shares of Company Common Stock, the Offer, the Merger or any other transaction contemplated by this Agreement.

          Section 3.14  Properties.  For any of the following which could not
                        ----------
reasonably be expected to have a Company Material Adverse Effect, each of the Company and its subsidiaries (i) has good and indefeasible title to all the properties and assets reflected on the latest balance sheet included in the SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust except such secured indebtedness as is properly reflected in the latest balance sheet included in the SEC Documents, and (ii) is the lessee of all leasehold estates reflected in the latest financial statements included in the SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Company's knowledge, the lessor.

          Section 3.15  Tax Returns and Tax Payments.  The Company and its
                        ----------------------------
subsidiaries have timely filed (or, as to subsidiaries, the Company has filed on behalf of such subsidiaries) all Tax Returns (as defined below) required to be filed by it. The Company and its subsidiaries have paid (or, as to subsidiaries, the Company has paid on behalf of such subsidiaries) all Taxes (as defined below) shown to be due on such Tax Returns or has provided (or, as to subsidiaries, the Company has made provision on behalf of such subsidiaries) reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Neither the Company nor any of its subsidiaries has granted any request that remains in effect for waivers of the time to assess any Taxes. No claim for unpaid Taxes has been asserted against the Company or any of its subsidiaries in writing by a Tax authority which, if resolved in a manner unfavorable to the Company or any of its subsidiaries, as the case may be, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no Liens for Taxes upon the assets of the Company or any subsidiary, except for Liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and with respect to which adequate reserves have been taken. No audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority. None of the Company or any of its subsidiaries has made an election under Section 341(f) of the Code. Neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law). As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          Section 3.16  Intellectual Property.
                        ---------------------

               (a)  General.  The Company or one of its subsidiaries owns or
                    -------
is licensed to use the following material to conduct its business as now conducted: (i) all computer programs, specifications, source code, object code, databases, data compilations, graphics, devices, techniques, algorithms, methods, processes, procedures, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, hardware, software, development tools, inventions (whether or not patentable or copyrightable and whether or not reduced to practice), know-how, concepts and other technology and content with respect to all of the foregoing, developed, produced, used, marketed, acquired or sold by the Company or one of its subsidiaries; (ii) all intellectual property and other proprietary rights in the items set forth in clause (i), above, including, without limitation, all trade names, trademarks, domain names, service marks, logos, brand names and other identifiers, trade secrets, trade dress, copyrights, and domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, all goodwill associated therewith, and all rights and causes of action for infringement, misappropriation, misuse, dilution or unfair trade practices associated therewith; (iii) any and all updates, enhancements, corrections, modifications, improvements and new releases related to the items set forth in clause (i) above; (iv) any and all technology and work in progress related to the items set forth in clauses (i) and (ii) above, and (v) all inventions, discoveries, processes, designs, trade secrets, know-how and other confidential or proprietary information related to the items set forth in clauses (i), (ii), (iii) and (iv) above (collectively, the "Company Technology").

               (b)  Third Party Technology.
                    ----------------------

                    (i) Section 3.16(b) of the Company Disclosure Schedule sets forth a list of all material software and databases used by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries does not own all right, title and interest (collectively, the "Company Third Party Technologies"), and all license agreements or other contracts pertaining thereto (the "Company Third Party Licenses"), indicating, with respect to each of the Company Third Party Technologies listed therein, the owner thereof and the Company Third Party License applicable thereto, in each case other than commercially available software and the "shrinkwrap" licenses ancillary thereto. The Company or one of its subsidiaries has the lawful right to use (free of any material restriction not expressly set forth in Company Third Party Licenses)
(x) all Company Third Party Technology that is incorporated in or used in the development or production of Company Technology, and (y) all other Company Third Party Technology necessary for the conduct of the business of the Company and its subsidiaries as now conducted, except where such failure to obtain such lawful right could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                    (ii) All the Company Third Party Licenses are valid, binding and in full force and effect subject to the effect of applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and to general principles of equity. Each other party thereto has performed in all material respects their obligations thereunder, and neither the Company nor any of its subsidiaries, or, to the Company's knowledge, any other party thereto, is in default under any of the Company Third Party Licenses, nor has there occurred any event or circumstance which with notice or lapse of time or both would constitute a default or event of default on the part of the Company or any of its subsidiaries or any other party thereto or give to any other party thereto the right to terminate or modify any Company Third Party License. Neither the Company nor any of its subsidiaries has received notice that any party to any Company Third Party License intends to cancel, terminate or refuse to renew (if renewable) such Company Third Party License or to exercise or decline to exercise any option or right thereunder.

               (c)  Trademarks.  Section 3.16(c) of the Company Disclosure
                    ----------
Schedule sets forth a list of all material common law trademarks, trade names, brand names, service marks, logos or other identifiers currently used by the Company or its subsidiaries in their business (the "Company Marks").

               (d)  Intellectual Property Rights.  Section 3.16(d) of the
                    ----------------------------
Company Disclosure Schedule sets forth all patents, patent applications, copyright registrations (and applications therefor) and trademark or service mark registrations (and applications therefor) owned by the Company or any of its subsidiaries (unless otherwise disclosed thereon) (collectively, the "Company IP Registrations"). The Company or one of its subsidiaries owns all right, title and interest, free and clear of any Liens, in and to the Company IP Registrations, together with any other material rights, currently used in the operation of their businesses, any material unregistered copyrights, rights in the Company Marks, trade secret rights and other intellectual property rights (including, without limitation, rights of enforcement) contained or embodied in the Company Technology (collectively, the "Company IP Rights").

               (e)  Maintenance of Rights.  Neither the Company nor any of its
                    ---------------------
subsidiaries has conducted its business in a manner that would result in the abandonment, cancellation or unenforceability of any item of the Company IP Registrations, and neither the Company nor any of its subsidiaries has taken (or failed to take) any action that would result in the forfeiture or relinquishment of any Company IP Registrations, in each case where such abandonment, cancellation, unenforceability, forfeiture or relinquishment could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has granted to any third party any rights or permissions to use any of the Company Technology or the Company IP Registrations. Except pursuant to reasonably prudent safeguards or as required by any applicable law, government order or regulation, or by order or decree of any court of competent jurisdiction, (a) neither the Company nor any of its subsidiaries has disclosed any confidential information relating to the Company Technology, and (b) neither the

Company nor any of its subsidiaries is under any contractual or other obligation to disclose to any third party any confidential information relating to the Company Technology.

               (f)  Challenges to the Company's Rights.  Neither the Company
                    ----------------------------------
nor any of its subsidiaries has received any notice or claim (whether written, oral or otherwise) challenging the Company's ownership or rights in the Company Technology, the Company IP Rights, the Company IP Registrations or the Company Domain Names (as defined below) alleging any conflict or infringement of any third party property rights; and, to the Company's knowledge, no other person or entity is infringing or misappropriating or otherwise making any unauthorized use of Company Technology, the Company IP Rights or the Company IP Registrations.

               (g)  Infringement By the Company. The use of any of Company
                    ---------------------------
Technology, Company IP Rights and Company IP Registrations in the business of the Company and each of its subsidiaries does not infringe or constitute an appropriation of any right, title or interest (including, without limitation, any patent, copyright or trade secret right) held by any other person or entity, and there have been no claims made with respect thereto.

               (h)  Confidentiality.  (i) Neither the Company nor any of its
                    ---------------
subsidiaries has disclosed any source code regarding the Company Technology to any person or entity other than an employee or independent contractor of the Company or any of its subsidiaries and, with respect to independent contractors, under a written nondisclosure agreement or a work-for-hire agreement, (ii) the Company and its subsidiaries have at all times maintained and diligently enforced commercially reasonable procedures to protect all confidential information relating to the Company Technology, (iii) neither the Company, nor any of its subsidiaries, nor any escrow agent, is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Company Technology, (iv) neither the Company nor any of its subsidiaries has deposited any source code relating to the Company Technology into any source code escrows, and (v) all officers and substantially all other employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Company Technology, including all accompanying intellectual property rights, created by such employee in the scope of his or her employment with the Company.

               (i)  Warranty Against Defects.  The Company Technology is free
                    ------------------------
from known material defects.

               (j)  Domain Names.  Section 3.16(j) of the Company Disclosure
                    ------------
Schedule sets forth a list of all Internet domain name registrations (i) used by the Company or any of its subsidiaries to conduct their business on the Internet or (ii) owned by the Company or any of its subsidiaries (collectively, the "Company Domain Names"). The Company or one of its subsidiaries owns all right, title and interest, free and clear of any Liens, in and to the Company Domain Names, together with any other material rights therein, currently used in the operation of its business.

          Section 3.17  Material Agreements.  Neither the Company nor any of its
                        -------------------
subsidiaries is a party to, or is bound by, any Material Agreement of any kind to be performed in whole or in part after the Effective Time. The term "Material Agreement" shall mean any agreement to which the Company or any of its subsidiaries is a party and (i) is outside of the ordinary course of business of the Company or its subsidiaries, (ii) a customer of the Company or one of its subsidiaries is a party and either (1) involves the payment or receipt by the Company or any of its subsidiaries, subsequent to the date of this Agreement, of more than $50,000 or (2) is not terminable without penalty by the Company or such subsidiary party thereto on fewer than 180 days' notice or (iii) except for customer contracts, either (A) involves the payment or receipt by the Company or any of its subsidiaries, subsequent to the date of this Agreement, of more than $25,000, or
(B) is not terminable without penalty by the Company or such subsidiary party thereto on fewer than 180 days' notice. Except for any such breaches or defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its subsidiaries is in breach or default under, and, to the Company's knowledge, there are no facts which with notice or the passage of time would cause the Company to be in breach or default under, or give rise to any right of termination, amendment, cancellation or acceleration of other parties under, whether as a result of the consummation of the transactions contemplated hereby or otherwise, any Material Agreement.

          Section 3.18  Label and Artist Contracts.  Section 3.18 of the Company
                        --------------------------
Disclosure Schedule sets forth a true and complete list of all payment commitments and other payment obligations of the Company and its subsidiaries, other than royalties payable to the licensee on an "as earned" basis (which, for purposes of clarification, shall not include committed advance payments or other minimum payment obligations), under all agreements of the Company and its subsidiaries pursuant to which the Company or its subsidiaries acquired rights to distribute music content digitally and/or by physical media.

          Section 3.19  Insurance.  Section 3.19 of the Company Disclosure
                        ---------
Schedule setss forth all of the Company's insurance policies relating to the assets, business, operations, employees, officers or directors of the Company and its subsidiaries. Such insurance policies are in full force and effect. There are no material claims by the Company or any subsidiary pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriter of such policies or in respect of which such underwriters have reserved their rights.

          Section 3.20  Affiliate Transactions.  There are no material
                        ----------------------
contracts, commitments, agreements, arrangements or other transactions between the Company or any of its subsidiaries, on the one hand, and any (i) present or former officer or director of the Company or any of its subsidiaries or any of their immediate family members (including their spouses), (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate of any such officer, director, family member or beneficial owner, on the other hand.

          Section 3.21  Absence of Indemnifiable Claims, etc.  There are no
                        ------------------------------------
pending claims or claims threatened in writing by any director, officer or employee of the Company or any of its subsidiaries for indemnification from the Company or any of its subsidiaries under applicable law, the Company Charter or Company Bylaws or any of the similar organizational documents of any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries.

          Section 3.22 No Undisclosed Liabilities.  There are no liabilities or
                       --------------------------
obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) of the Company or any of its subsidiaries required by GAAP to be reflected or disclosed on the June 30, 2000 balance sheet of the Company, other than (i) liabilities reflected or reserved against therein, (ii) liabilities which, individually or in the aggregate, could not reasonably be expected to exceed $50,000; (iii) liabilities under this Agreement (or contemplated hereby) or disclosed in the Company Disclosure Schedule Statement and (iv) liabilities incurred since June 30, 2000 in the ordinary course of business and consistent with past practices.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PARENT

           Parent represents and warrants to the Company as follows:

          Section 4.1  Corporate Organization.  Each of Parent and Purchaser is
                       ----------------------
a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to carry on its business as it is now being conducted.

          Section 4.2  Authority.  Each of Parent and Purchaser has all
                       ---------
necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by them and no other corporate action on the part of Parent or Purchaser is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally or
(ii) general principles of equity.

          Section 4.3  Consents and Approvals: No Violation.
                       ------------------------------------

               (a) Except for (i) the filing with the SEC of the Offer Documents, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Purchaser of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Parent.

               (b) Neither the execution and delivery of this Agreement by Parent or the Purchaser, nor the consummation by Parent or the Purchaser of the transactions contemplated hereby, nor compliance by Parent or the Purchaser with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or Purchaser or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3(a) are obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent.

          Section 4.4  Broker's Fees.  Neither Parent nor any subsidiary of
                       -------------
Parent nor any of their respective officers or directors on behalf of Parent or such subsidiaries has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby or that would result in any reduction of the consideration payable to the stockholders of the Company.

          Section 4.5  Purchaser's Operation.  Purchaser was formed solely for
                       ---------------------
the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby nor will it have done so prior to the consummation of the Offer.

          Section 4.6  Parent or Purchaser Information.  The information
                       -------------------------------
relating to Parent and its subsidiaries to be provided by Parent to be contained in the Offer Documents and the Proxy Statement, if any, or in any other document filed with any other Governmental Entity in connection herewith, at the respective time filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the Shares, at the time of the Special Meeting and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

          Section 4.7  Financing.  Parent and Purchaser collectively have and
                       ---------
will have at the Expiration Date of the Offer and at the Effective Time, and Parent will make available to Purchaser, sufficient funds to enable Purchaser to pay for all outstanding shares of Company Stock purchased pursuant to the Offer or converted into cash pursuant to the Merger, to perform Parent's and Purchaser's obligations under this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

          Section 4.8  Stock Ownership.  As of the date hereof, neither Parent
                       ---------------
nor the Purchaser beneficially owns any Shares.

          Section 4.9  Purchaser Capitalization.  The authorized capital stock
                       ------------------------
of Purchaser consists of 100 shares of common stock, par value $.01 per share, all of which shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

                                   ARTICLE V

                                   COVENANTS

          Section 5.1  Conduct of Businesses Prior to the Effective Time.
                       -------------------------------------------------
Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, unless Parent otherwise agrees in writing, the Company shall, and shall cause its subsidiaries to, in all material respects,
(i) conduct its business and maintain its books of account and records in the usual, regular and ordinary course consistent with past practice (provided,
                                                                  --------
that, the Company may take into account its financial condition and the need to preserve assets) and (ii) use all reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent in each instance:

               (a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of the Company or any of its subsidiaries, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock of the Company or any of its subsidiaries, or any rights, warrants, option, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its subsidiaries, or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of capital stock of the Company or any of its subsidiaries, outstanding on the date hereof, other than, in the case of either (A) or (B) above, pursuant to the exercise of Options or Warrants outstanding as of the date hereof; (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of outstanding shares of capital stock of the Company or any of its subsidiaries; or (iii) split, combine, subdivide or reclassify any shares of capital stock of the Company or any of its subsidiaries, or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of capital stock of the Company or any of its subsidiaries, or otherwise make any payments to stockholders in their capacity as such;

               (b) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person other than the Company or its subsidiaries;

               (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to contracts or agreements in effect at the date of this Agreement;

               (d) make any acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof, or purchase or enter into any agreement to purchase equipment, materials, supplies, or services in excess of $25,000 in any one transaction or $100,000 in the aggregate;

               (e) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any Company Benefit Plans, other than as required pursuant to the terms of agreements in effect on the date of this Agreement;

               (f)  amend the Company Charter or the Company Bylaws;

               (g) waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party;

               (h) change its method of accounting in effect at June 30, 2000, except as required by changes in GAAP as concurred in by the Company's independent public accountants;

               (i) change its fiscal year or make any material tax election, other than in the ordinary course of business;

               (j) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except subsidiaries of the Company;

               (k)  make or forgive any loans to any other person;

               (l) make any material changes in the type or amount of their insurance coverage or permit any material insurance policy naming the Company or any subsidiary as a beneficiary or a loss payee to be canceled or terminated;

               (m) enter into, terminate, fail to renew, or accelerate any license, distributorship, dealer, sales representative, joint venture, credit or other agreement if such action could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

               (n) fail to comply with all applicable filing, payment and withholding obligations under all applicable federal, state, local or foreign laws relating to Taxes;

               (o) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of the foregoing in the ordinary course of business consistent with past practice, or, if not in the ordinary course of business, the payment, discharge or satisfaction of the foregoing that, individually and in the aggregate, does not exceed $25,000; or

               (p) make any commitment to take any of the actions prohibited by this Section 5.1.

          Section 5.2  No Solicitation.
                       ---------------

               (a) The Company shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as defined below). From the date hereof, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any affiliate, investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided,
                                                                    --------
however, that if, prior to the Expiration Date and following the receipt of a
-------
Superior Proposal (as hereinafter defined) or a proposal which is reasonably expected to lead to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, the Board of Directors of the Company determines in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so would constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to such Takeover Proposal and subject to compliance with
Section 5.2(c), (x) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a customary confidentiality agreement, provided that (i) such confidentiality agreement must not be less favorable to the Company than the confidentiality agreement between Parent and the Company, dated as of May 17, 2000 (the "Confidentiality Agreement"), and may not include any provision calling for an exclusive right to negotiate with the Company and
(ii) the Company advises Parent of all such nonpublic information delivered to such person concurrently with its delivery to the requesting party, and (y) participate in discussions and negotiations with such party regarding such Takeover Proposal. It is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its subsidiaries or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, shall be deemed to be a breach of this Section 5.2(a) by the Company.

               (b) Except as expressly permitted in this Section 5.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval, determination of advisability, or recommendation by such Board of Directors or such committee of the Transactions, (ii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Expiration Date the Board of Directors of the Company determines in good faith to do so, in response to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, after considering applicable provisions of state law and after consultation with outside counsel, that the failure to do so would constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences and to compliance with Section 5.2(a)) (x) withdraw or modify its approval, determination, or recommendation of the Transactions, (y) approve, determine to be advisable, or recommend a Superior Proposal, or (z) cause the Company to enter into an Acquisition Agreement; provided, however, that any actions
                                     --------  -------
described in clauses (x), (y) or (z) may be taken only at a time that is after
(A) the fifth business day following Parent's receipt of written notice (the "Offer Notice") from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and providing notice of the determination of the Board of Directors of the Company of what action referred to herein the Board of Directors of the Company has determined to take and (B) the Company shall have provided Parent and Purchaser for at least five (5) business days following receipt of the Offer Notice an opportunity to amend this Agreement to provide for terms and conditions no less favorable (in the good faith determination of the Board of Directors of the Company after consultation with its financial and legal advisors) than the contemplated Superior Proposal, in which event the Company shall cause the Financial Advisor and its legal counsel to negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement as would enable Parent and Purchaser to proceed with the transactions contemplated hereby, as so amended. The provisions of the immediately preceding proviso shall apply to successive Superior Proposals.

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company shall promptly advise Parent orally and in writing of any request for confidential information or of any Takeover Proposal, the material terms and conditions of such request or the Takeover Proposal and the identity of the person making such request or Takeover Proposal and shall keep Parent promptly advised of all significant developments which could reasonably be expected to culminate in the Board of Directors of the Company withdrawing, modifying or amending its recommendation of the Offer, the Merger and the transactions contemplated by this Agreement or in exercising any of its other rights under Section 5.2(a) or (b).

               (d) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders; provided, however, neither the Company
                                          --------  -------
nor its Board of Directors nor any committee thereof shall, except as in accordance with Section 5.2(b), withdraw or modify, or propose publicly to withdraw or modify, its approval, determination or recommendation with respect to the Transactions or approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, a Takeover Proposal.

               (e)  For purposes of this Agreement:

                    (i) "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent and its subsidiaries, affiliates, and representatives) relating to any direct or indirect acquisition or purchase of 15% or more (by value) of the assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                    (ii) For purposes of this Agreement, a "Superior Proposal" means a bona fide written offer from any person (other than Parent and its subsidiaries, affiliates and representatives) for a direct or indirect acquisition or purchase of 50% or more of the assets of the Company or any of its subsidiaries or 50% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement,
(A) which provides for cash consideration on a per share basis to the stockholders of the Company with a value (taking into account, among other things, the likelihood of such offer resulting in a consummated transaction and the reasonably likely timing of the consummation of such a transaction) exceeding the Offer Price, (B) which, considering all relevant factors, is more favorable to the Company and its stockholders than the Offer and the Merger, and
(C) for which there is no financing contingency, and the third party has demonstrated that financing for such offer is fully committed or is highly likely to be obtained, in each case as determined by the Board of Directors in its good faith judgment (based on the advice of independent financial advisors and outside counsel). Any Superior Proposal is a Takeover Proposal.

          Section 5.3  Publicity.  The initial press release with respect to the
                       ---------
execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement relating to the Offer, the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange as determined in the good faith judgment of the party wanting to make such release.

          Section 5.4  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to Parent if any of the following occur after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any person alleging that the consent or approval of such third party is or may be required in connection with the transactions contemplated by this

Agreement; (ii) receipt of any notice or other communication from any Governmental Entity (including, without limitation, the National Association of Securities Dealers, Inc. or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would or would be reasonably likely in the future to (A) have a Company Material Adverse Effect or prevent or delay the consummation of the Offer or the Merger or (B) cause any condition to the Offer set forth in Annex A hereto to be unsatisfied at any time prior to the consummation of the Offer; (iv) any breach by the Company of any provision hereof; or (v) the commencement or threat of any litigation involving or affecting the Company or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Offer or the Merger.

          Section 5.5  Access to Information.  Upon reasonable notice and
                       ---------------------
subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Parent, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its subsidiaries to, make available to the Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

          Section 5.6  Further Assurances.
                       ------------------

               (a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VI hereof, to consummate the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger, as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

               (b) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

          Section 5.7  Indemnification.
                       ---------------

               (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors or officers of the Company as provided in the Company Charter, the Company Bylaws or in separate agreements between the Company and individual officers and directors, shall be assumed by the Surviving Corporation, and Parent shall cause the Surviving Corporation to honor such obligations in accordance with the terms thereof, as of the Effective Time, and such rights will continue in full force and effort in accordance with their respective terms and shall not be amended, repealed or modified so as to materially and adversely affect any indemnified party. The provisions of this
Section 5.7 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

               (b) Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after the Effective Time policies of directors' and officers' liability insurance equivalent in all material respects to that maintained by or on behalf of the Company and its subsidiaries on the date hereof (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such policies as insureds) with respect to claims arising from any actual or alleged wrongful act or omission occurring prior to the Effective Time for which a claim has not been made against any director or officer of the Company or any director or officer of a Company subsidiary prior to the Effective Time; provided, however, that if the aggregate annual premiums
                       --------  -------
for such insurance at any time during such period exceed 150% of the per annum rate of premium currently paid by the Company and its subsidiaries for such insurance on the date of this Agreement, then Parent will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that will then be available at an annual premium equal to 150% of such rate.

          Section 5.8  Option to Acquire Additional Shares.
                       -----------------------------------

               (a) The Company hereby grants to Parent and Purchaser an irrevocable option (the "Purchaser Option") to purchase up to that number of newly issued shares of the Company Common Stock (the "Purchaser Option Shares") equal to the number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by Parent, Purchaser and their affiliates immediately following consummation of the Offer, shall constitute one share more than ninety percent (90%) of the shares of Company Common Stock then outstanding on a fully diluted basis (after giving effect to the issuance of the Purchaser Option Shares) for a consideration per Purchaser Option Share equal to the Offer Price.

               (b) Such Purchaser Option shall be exercisable only after the purchase of and payment for shares of Company Common Stock pursuant to the Offer by Parent or Purchaser as a result of which Parent, Purchaser and their affiliates own beneficially at least 80% of the outstanding shares of the Company Common Stock. Such Purchaser Option shall not be exercisable if the number of shares of Company Common Stock subject thereto exceeds the number of authorized shares of Company Common Stock available for issuance.

               (c) In the event Parent and Purchaser wish to exercise the Purchaser Option, Purchaser shall give the Company one-day prior written notice specifying the number of shares of the Company Common Stock that are or will be owned by Parent, Purchaser and their affiliates immediately following consummation of the Offer and specifying a place and a time for the closing of such purchase. The Company shall, as soon as practicable following receipt of such notice, deliver written notice to Purchaser specifying the number of Purchaser Option Shares. At the closing of the purchase of the Purchaser Option Shares, the portion of the purchase price owing upon exercise of such Purchaser Option which equals the product of (x) the number of shares of Company Common Stock purchased pursuant to such Purchaser Option, multiplied by (y) the Offer Price, shall be paid to the Company in cash by wire transfer or cashier's check.

          Section 5.9  Legal Opinion.  Prior to the consummation of the Offer,
                       -------------
the Company shall cause to be delivered to Parent an opinion of Gray Cary Ware & Freidenrich LLP, special counsel to the Company, addressing the matters described in Section 5.9 of the Company Disclosure Schedule.

          Section 5.10 Additional Agreements.  In case at any time after the
                       ---------------------
Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

          Section 6.1 Conditions to Each Party's Obligation To Effect the
                      ---------------------------------------------------
Merger. The respective obligation of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a)  Stockholder Approval.  This Agreement shall have been duly
                    --------------------
approved and adopted by the requisite vote of the holders of Company Common Stock, if required by applicable law in order to consummate the Merger;

               (b)  Statutes; Consents. No statute, rule, order, decree or
                    ------------------
regulation shall have been enacted or promulgated by any Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

               (c)  Injunctions.  There shall be no order or injunction of any
                    -----------
Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; provided, however, that each of the parties hereto shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; and

               (d)  Purchase of Shares in Offer. Purchaser shall have accepted
                    ---------------------------
for payment and purchased all shares of Company Common Stock validly tendered in the Offer and not withdrawn.

          Section 6.2  Conditions to Obligations of Parent and Purchaser to
                       ----------------------------------------------------
Effect the Merger. The obligations of Parent and Purchaser to effect the Merger
-----------------
are subject to the satisfaction of the further condition (which may be waived in whole or in part by Parent) that the Company shall have performed all obligations required to be performed by it under this Agreement on or before the earlier of (i) such time as Parent's or Purchaser's designees shall constitute at least a majority of the Company's Board of Directors pursuant to Section 1.3 of this Agreement and (ii) the Closing Date, except where the failure to perform such obligations could not, when aggregated with all other such failures, reasonably be expected to have a Company Material Adverse Effect.

                                  ARTICLE VII

                                  TERMINATION

          Section 7.1  Termination.  Notwithstanding anything herein to the
                       -----------
contrary, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval of the Company thereof:

               (a) By the mutual consent of the Parent and the Company by action of their respective board of directors.

               (b)  By either of the Company or Parent:

                    (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that, the party seeking to terminate this
                    --------
Agreement shall have used all reasonable efforts to challenge such order, decree, ruling or other action;

                    (ii) if the Offer shall have expired, terminated or been withdrawn pursuant to its terms without any Shares being purchased therein, provided, however, that the right to terminate this Agreement under this Section
--------  -------
7.1(b)(ii) shall not be available to
any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Purchaser to purchase Shares in the Offer; or

                    (iii) if the Offer shall not have been consummated on or before June 25, 2001, (the "Outside Date"), provided, that, a party may not
                                            --------
terminate the Agreement pursuant to this Section 7.1(b)(iii) if its failure to perform any of its obligations under this Agreement results in the failure of the Offer to be so consummated by such time;

               (c)  By the Company:

                    (i) if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to ten (10) business days following the date of the initial public announcement of the Offer; provided,
                                                                    --------
that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is in material breach of this Agreement;

                    (ii) if concurrently or immediately following such termination it enters into a definitive agreement providing for a Superior Proposal in compliance with this Agreement, provided, that, prior thereto or simultaneously therewith the Company has paid the Termination Fee to Parent in accordance with Section 7.3; or

                    (iii) if the representations and warranties of Parent set forth in this Agreement that are qualified by materiality shall not be true and correct in any respect, or if the representations and warranties of Parent set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case as of the date of this Agreement and as of the Expiration Date as if made on such date, or either Parent or Purchaser shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within one business day prior to the Expiration Date, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement, and for those representations and warranties that address matters only as of a particular date which are true and correct as of such date.

               (d)  By Parent:

                    (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a substantial likelihood of a failure to satisfy any of the conditions set forth in Annex A hereto on the Expiration Date and such conditions shall not have been waived by all applicable parties, Parent, Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to ten (10) business days following the date of the initial public announcement of the Offer; provided, that Parent may not terminate this
                                  --------
Agreement pursuant to this Section 7.1(d)(i) if Parent is in material breach of this Agreement;

                    (ii) if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Parent its approval or recommendation of the Transactions, or failed to reconfirm its recommendation within three (3) business days after a written request to do so, or approved or recommended, or proposed publicly to approve or recommend, any

Takeover Proposal, (ii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions, or (iii) the Company enters into a definitive agreement providing for a Superior Proposal; or

                       (iii) if the representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall not be true and correct in any respect, or if the representations and warranties of the Company set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case as of the date of this Agreement and as of the Expiration Date as if made on such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured following three (3) business days' notice thereof or has not been cured within one business day prior to the Expiration Date, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement, and for those representations and warranties that address matters only as of a particular date which are true and correct as of such date.

          Section 7.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 7.2, 7.3, 8.4, 8.6, 8.7, 8.8 and 8.9 hereof) shall forthwith become null and void, and there shall be no liability on the part of the Parent, the Purchaser or the Company, except as provided in Section 7.3; provided, however,
                                                             --------  -------
that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

          Section 7.3  Termination Fee; Expenses.  Except as provided in this
                       -------------------------
Section 7.3, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such fees and expenses. In the event that (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by the Company pursuant to Section 7.1(b)(iii) hereof and such Takeover Proposal is consummated within one (1) year of such termination or (B) this Agreement (i) is terminated by Parent pursuant to Section 7.1(d)(ii), or (ii) is terminated by the Company pursuant to Section 7.1(c)(ii), then the Company shall pay to Parent within one
(1) day of such termination, or in the case of subclause (A) such consummation, a termination fee equal to $1,000,000 (the "Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Purchaser would not enter into this Agreement. In the event the Termination Fee becomes payable pursuant to this Section 7.3, the Company shall also promptly pay upon Parent's request, all reasonably documented out-of-pocket fees and expenses incurred by Parent and Purchaser in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed $200,000, which payments shall be in addition to the Termination Fee. The fee arrangement contemplated hereby is the sole remedy hereunder and shall be paid pursuant to this Section 7.3 regardless of any alleged breach by Parent of its obligations hereunder, provided, that, no payment made by the Company pursuant to this
           --------
Section

7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by Parent or Purchaser or of any rights of the Company in respect thereof.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1  Amendment and Modification. Subject to applicable law,
                       --------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that no amendment, modification or supplement of this
--------  -------
Agreement shall be made which adversely effects such holders after the consummation of the Offer or requires by law or the organizational documents of the Company the further approval of the stockholders, unless approved by the Independent Directors.

          Section 8.2  Extension; Waiver. At any time prior to the Effective
                       -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.1, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          Section 8.3  Nonsurvival of Representations and Warranties. None of
                       ---------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

          Section 8.4  Notices. All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent or Purchaser, to:

                    Universal Music Group, Inc.
                    2220 Colorado Avenue
                    Santa Monica, California 90404
                    Attention: President, eLabs Division
                    Telephone No.:  (310) 865-4094
                    Telecopier No.:  (310) 865-2090
                    with a copy to:

                    Munger, Tolles & Olson LLP
                    355 South Grand Avenue
                    Suite 3500
                    Los Angeles, California  90071-1560
                    Attention:  Ruth E. Fisher, Esq.
                    Telephone No.:  (213) 683-9100
                    Telecopier No.:  (213) 687-3702

               (b)  if to the Company, to:

                    EMusic.com, Inc.
                    1991 Broadway
                    2nd Floor
                    Redwood City, California  94063
                    Attention:  President
                    Telephone No.:  (650) 216-0200
                    Telecopier No.:  (650) 556-9712

                    with a copy to:

                    Gray Cary Ware & Freidenrich LLP
                    400 Hampton Avenue
                    Palo Alto, California  94301
                    Attention:  Henry Lesser, Esq.
                    Telephone No.:  (650) 833-2000
                    Telecopier No.:  (650) 833-1534

          Section 8.5  Counterparts. This Agreement may be executed in two or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 8.6  Entire Agreement; Third Party Beneficiaries. Except for
                       -------------------------------------------
the Confidentiality Agreement which shall remain in full force and effect in accordance with its terms, this Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.7 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.7  Severability. If any term, provision, covenant or
                       ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 8.8  Governing Law. This Agreement shall be governed and
                       -------------
construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

          Section 8.9  Assignment. Neither this Agreement nor any of the rights,
                       ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 8.10 Headings; Interpretation. The descriptive headings used
                       ------------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Knowledge" means the actual knowledge after reasonable inquiry of the executive officers of the Company or Purchaser, as the case may be.

          Section 8.11 Enforcement. The parties agree that irreparable damage
                       -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Delaware or of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and each party will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court.

          Section 8.12 Guaranty by Parent. Parent hereby unconditionally and
                       ------------------
irrevocably guarantees the performance by Purchaser of all of Purchaser's obligations under this Agreement (or any successor thereto).

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                         UNIVERSAL MUSIC GROUP, INC.

                         By: /s/ Zachary I. Horowitz
                             ----------------------------------------
                             Name:   Zachary I. Horowitz
                             Title:  President and Chief Operating Officer

                         UNIVERSAL ACQUISITION CORP.

                         By: /s/ Zachary I. Horowitz
                             ----------------------------------------
                             Name:   Zachary I. Horowitz
                             Title:  President, Secretary and Treasurer

                         EMUSIC.COM INC.

                         By: /s/ Gene Hoffman, Jr.
                             ----------------------------------------
                             Name: Gene Hoffman, Jr.
                             Title: President & C.E.O.

                                                                         ANNEX A
                                                                         -------
                            CONDITIONS TO THE OFFER
                            -----------------------

     Notwithstanding any other provision of the Offer (subject to the provisions of the Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer and not accept for payment any tendered shares if:

     (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which would constitute at least a majority of the Shares outstanding on a fully diluted basis on the date of purchase (on a "fully diluted basis" meaning the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to options or obligations outstanding at that date and which do not terminate upon consummation of the Offer under employee stock or similar benefit plans or otherwise, whether or not vested or then exercisable) (the "Minimum Condition");

     (ii) the fees and expenses (the "Advisor Fees") paid or payable to the Company's financial and legal advisors (including, without limitation, the fees and expenses of Gray Cary Ware & Freidenrich LLP and the Financial Advisor) for services performed and to be performed in connection with the transactions contemplated by this Agreement (including, without limitation, the Merger) exceeds $2 million in aggregate;

     (iii) (a) all of the other conditions set forth herein are satisfied on or prior to April 30, 2001 (the "Target Date"), and the Company shall not have at least $5,000,000 in Cash Equivalents (as defined below), or, (b) if all of the other conditions set forth herein are not satisfied on or prior to the Target Date, then on the date on which all such other conditions are satisfied, the Company shall have at least $5,000,000 in Cash Equivalents, less $48,387 multiplied by the number of days after the Target Date to the date on which such other conditions are satisfied; provided, however, that all amounts referred to
                                --------  -------
in this clause (iii) shall be net of the Advisor Fees and any Sale Proceeds (as defined below); or

     (iv) at any time on or after the date of the Agreement, and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur and be continuing:

            (a) there shall be any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or applicable to the Offer or the Merger by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which (1) prohibits, or imposes any material limitations on, Parent's, Purchaser's, or the Company's ownership or operation of all or a material portion of the Company's and its subsidiaries' businesses and assets, (2) prohibits, or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) renders Purchaser unable to accept for payment, pay for or purchase some or all of the Shares, or

                                  ANNEX A - i

     (4) imposes material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; provided, that,
                                                               --------
     Parent shall have used all reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted;

          (b) there shall be any action or proceeding instituted and pending by any domestic or foreign federal or state governmental regulatory or administrative agency or authority which (1) seeks to prohibit, or impose any material limitation on, Parent's, Purchaser's, or the Company's ownership or operation of all or a material portion of the Company's and its subsidiaries' businesses and assets, (2) seeks to prohibit or make illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) is reasonably likely to result in a material delay in or seeks to restrict the ability of Purchaser, or render Purchaser unable to accept for payment, pay for or purchase some or all of the Shares, or (4) seeks to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; provided, that, Parent shall have used all
                                    --------
     reasonable efforts to cause any such action or proceeding to be dismissed;

          (c) the representations and warranties of the Company set forth in the Agreement that are qualified by materiality shall not be true and correct in any respect, or the representations and warranties of the Company set forth in this Agreement that are not so qualified shall not be true and correct in any material respect, in either case, as of the Expiration Date as though made on or as of such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Agreement to be performed or complied with by it (including, without limitation, if the Company shall have entered into any Acquisition Agreement in violation of
     Section 5.2), except, in the case of the failure of any representation or warranty, for changes specifically permitted by the Agreement, and for those representations and warranties that address matters only as of a particular date which are true and correct as of such date;

          (d) (1) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (2) the declaration of a banking moratorium or any suspension of payments in respect of banks by a United States Governmental Entity, or (3) any mandatory limitation by a United States Governmental Entity that materially and adversely effects the extension of credit by banks or other financial institutions;

          (e) it shall have been publicly disclosed or Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of more than 15% of the outstanding Company Common Stock has been acquired by any person (including the Company, any of its subsidiaries or affiliates thereof) or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent, Purchaser or any of their affiliates;

                                 ANNEX A - ii

          (f) the Company's Board of Directors shall have withdrawn or modified in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its approval of the Agreement and the transactions contemplated thereby, or its recommendation that the holders of the shares of Company Common Stock accept the Offer and tender all of their shares of Company Common Stock to Purchaser and approve the Agreement and the transactions contemplated thereby, including the Offer and the Merger, or shall have approved or recommended any Takeover Proposal or Superior Proposal;.

          (g)  there has been a Company Material Adverse Effect; or

          (h) the Agreement shall have been terminated in accordance with its terms;

which in the sole judgment of Parent or Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments for shares of the Company Common Stock or to proceed with the Merger.

     The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by Parent and Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Parent and Purchaser or any of its affiliates constituting a breach of this Agreement) or may be waived by Parent in whole or in part at any time and from time to time in its sole discretion (subject to the terms of this Agreement). The failure by Parent and Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

     For purposes of this Annex A, (a) "Cash Equivalents" means, as at any date of determination, (i) cash, (ii) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (B) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three (3) months after such date, (iii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within three (3) months after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's or Moody's Investors Service, Inc., and (iv) any other instrument in which the Company's cash is invested on the date of the Agreement, provided,
                                                                   --------
that such other instrument is set forth on a schedule of the Company's
----
marketable securities included in the Company Disclosure Schedule, and provided,
                                                                       --------
further, that upon the maturity of any such instrument, the funds therefrom
-------  ----
shall be reinvested only in the instruments described in clauses (i), (ii) or
(iii) above; and (b) "Sale Proceeds" means any and all Cash Equivalents received by the Company or any of its subsidiaries in connection with (i) the sale or other transfer (a "Sale") by the Company or any of its subsidiaries of (A) a subsidiary of the Company (including, without limitation, Internet Underground Music Archive, Inc.) or (B) any material asset of the

                                 ANNEX A - iii

Company or its subsidiaries, or (ii) the sale or other transfer of any non-Cash Equivalent consideration received by the Company or any or its subsidiaries in a Sale.

                                 ANNEX A - iv